EXHIBIT 99.1

Higher One Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On June 15, 2016, Higher One, Inc., a subsidiary of Higher One Holdings, Inc. (“Higher One”), completed its previously announced sale of substantially all of the assets of Higher One’s disbursements business, including the OneAccount, to Customers Bank (“Bank”) and Customers Bancorp, Inc. (“Bancorp”, and together with Bank, “Customers”), pursuant to the terms of the December 15, 2015 Asset Purchase Agreement between Higher One and Customers. Pursuant to the terms of the Asset Purchase Agreement, the parties agreed upon a purchase price of $37.0 million, payable as follows (x) $17.0 million on the closing date and (y) $10.0 million on each of the first two anniversaries of such date. The Asset Purchase Agreement also includes possible incentive payments during each of the three (3) years beginning in 2017; in the event the annual gross revenue generated by the disbursements business exceeds $75 million, Higher One will receive thirty-five percent of any such excess.

At the time of closing, Higher One received total cash consideration of approximately $17.0 million and in connection with the close of the sale, Higher One reduced the amount outstanding under its credit facility by $10 millionused.

The accompanying unaudited pro forma consolidated statements of operations for the years ended December 31, 2015, 2014 and 2013 and the three months ended March 31, 2016 are presented as if the sale of the disbursements business had occurred on January 1, 2013. The accompanying unaudited pro forma consolidated balance sheet as of March 31, 2016 is presented as if the sale of the disbursements business had occurred on March 31, 2016. The pro forma adjustments related to the sale of the disbursements business do not reflect the final asset and liability balances of the disbursements business and are based on available information and assumptions that management believes are (1) directly attributable to the disposal; (2) are factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the consolidated results. The pro forma adjustments may differ from those that will be used to report discontinued operations in future filings. The unaudited pro forma financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

The following is a brief description of the amounts recorded under each of the column headings in the unaudited pro forma consolidated statements of operations and balance sheet. This unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical audited financial statements and notes thereto as included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2016 and our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 6, 2016.

Historical Higher One

This column reflects our historical audited operating results for the years ended December 31, 2015, 2014 and 2013 and the historical unaudited operating results of continuing operations and financial condition as of and for the three months ended March 31, 2016 prior to any adjustment for the disbursements business described above.

Disposition of Disbursements

This column reflects the elimination of the historical operating results of the disbursements business for the years ended December 31, 2015, 2014 and 2013 and the three months ended March 31, 2016 at the amounts that have been reflected in our consolidated statements of operations for those periods, as well as the impact the sale of the disbursements business had on our credit facility. The amounts eliminated from the historical operating results of the disbursements business include the revenue, cost of revenue, operating expenses and other income which was directly attributable to the disbursements business. Indirect operating expenses which had been allocated to the disbursements business previously for segment reporting purposes have not been eliminated. The disposition column on the unaudited pro forma consolidated balance sheet as of March 31, 2016 reflects the book value of the assets and liabilities included in the disbursements business as of that date, as well as the impact of such disposition on our credit facility. As a direct result of the disposition of the disbursements business, we amended the credit facility. The amendment to the credit facility required that $10.0 million of the purchase price be used to pay down the balance of our credit facility; the size of the credit facility was also reduced. An estimated non-recurring gain of $6.6 million, net of tax, has not been included in the unaudited pro forma statement of income, but will be reflected in the historical income statement when the transaction is consummated. Customers will pay Higher One a total of $5.0 million, in equal monthly installments, for the twelve months following the sale of the disbursements business for transition services that Higher One will provide to Customers. Those transition service payments are not included in the pro forma adjustments below as that amount will not have a continuing impact on Higher One.

Higher One Holdings, Inc.

Pro Forma Condensed Consolidated Balance Sheet – unaudited

(In thousands of dollars, except shares and per share amounts)

	As of March 31, 2016
	Historical Higher One	Disposition of Disbursements		Pro Forma

Assets
Cash	$35,024	$6,850	(a)	$41,874
Other current assets	19,342	(5,922)	(b)	13,420
Fixed assets, net	40,512	(5,394)	(b)	35,118
Intangible assets, net	29,855	(12,535)	(b)	17,320
Goodwill	53,022	(11,080)	(b)	41,942
Other non-current assets	16,419	18,206	(c)	34,625
Total assets	$194,174	$(9,875)		$184,299

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,743	$(1,984)	(b)	$759
Accrued expenses	18,548	(3,673)	(d)	14,875
Deferred revenue	16,118	(1,616)	(b)	14,502
Total current liabilities	37,409	(7,273)		30,136
Debt	29,000	(10,000)	(e)	19,000
Other non-current liabilities	15,008	(109)	(b)	14,899
Total liabilities	81,417	(17,382)		64,035

Stockholders’ equity:
Common stock, $0.001 par value	60	-		60
Additional paid-in capital	191,668	2,382	(f)	194,050
Treasury stock	(137,899)	-		(137,899)
Accumulated other comprehensive loss	(113)	-		(113)
Retained earnings	59,041	5,125	(g)	64,166
Total stockholders’ equity	112,757	7,507		120,264
Total liabilities and stockholders’ equity	$194,174	$(9,875)		$184,299

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Higher One Holdings, Inc.

Pro Forma Condensed Consolidated Statements of Continuing Operations – unaudited

(In thousands of dollars, except shares and per share amounts)

	Three Months Ended March 31, 2016
	Historical Higher One	Disposition of Disbursements		Pro Forma

Revenue	$55,551	$(32,145)	(h)	$23,406
Cost of revenue	25,931	(14,614)	(h)	11,317
Gross margin	29,620	(17,531)		12,089
Operating expenses	21,871	(8,134)	(h)	13,737
Merger and acquisition related, net	421	(421)	(h)	-
Income (loss) from continuing operations	7,328	(8,976)		(1,648)
Interest income	20	-		20
Interest expense	(603)	110	(i)	(493)
Other income	77	-		77
Net income (loss) before income taxes from continuing operations	6,822	(8,866)		(2,044)
Income tax expense (benefit) from continuing operations	3,053	(3,369)	(j)	(316)
Net income (loss) from continuing operations	$3,769	$(5,497)		$(1,728)

Net income (loss) from continuing operations available to common stockholders:
Basic	3,769			(1,728)
Diluted	3,769			(1,728)

Weighted average shares outstanding:
Basic	47,906,498			47,906,498
Diluted	49,145,249		(l)	47,906,498

Net income (loss) from continuing operations available to common stockholders per common share:
Basic	$0.08		(l)	$(0.04)
Diluted	$0.08		(l)	$(0.04)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Higher One Holdings, Inc.

Pro Forma Condensed Consolidated Statements of Continuing Operations – unaudited

(In thousands of dollars, except shares and per share amounts)

	Year Ended December 31, 2015
	Historical Higher One	Disposition of Disbursements		Pro Forma

Revenue	$157,958	$(74,544)	(h)	$83,414
Cost of revenue	99,534	(58,754)	(h)	40,780
Gross margin	58,424	(15,790)		42,634
Operating expenses	86,216	(33,341)	(h)	52,875
Restructuring charges	680	(680)	(h)	-
Litigation settlement	6,026	(6,026)	(h)	-
Merger and acquisition related, net	436	(436)	(h)	-
Loss from continuing operations	(34,934)	24,693		(10,241)
Interest income	82	-		82
Interest expense	(6,073)	390	(i)	(5,683)
Other income	1,435	(1,125)	(h)	310
Net loss before income taxes from continuing operations	(39,490)	23,958		(15,532)
Income tax expense (benefit) from continuing operations	(13,055)	9,104	(j)	(3,951)
Net loss from continuing operations	$(26,435)	$14,854		$(11,581)

Net loss from continuing operations available to common stockholders:
Basic	(26,435)			(11,581)
Diluted	(26,435)			(11,581)

Weighted average shares outstanding:
Basic	47,653,763			47,653,763
Diluted	47,653,763	(1)		47,653,763

Net loss from continuing operations available to common stockholders per common share:
Basic	$(0.55)	(1)		$(0.24)
Diluted	$(0.55)	(1)		$(0.24)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Higher One Holdings, Inc.

Pro Forma Condensed Consolidated Statements of Continuing Operations – unaudited

(In thousands of dollars, except shares and per share amounts)

	Year Ended December 31, 2014
	Historical Higher One	Disposition of Disbursements		Pro Forma

Revenue	$205,663	$(127,970)	(h)	$77,693
Cost of revenue	100,607	(61,540)	(h)	39,067
Gross margin	105,056	(66,430)		38,626
Operating expenses	82,948	(31,999)	(h)	50,949
Income from continuing operations	22,108	(34,431)		(12,323)
Interest income	92	244	(k)	336
Interest expense	(2,546)	-		(2,546)
Other income	678	-		678
Net income (loss) before income taxes from continuing operations	20,332	(34,187)		(13,855)
Income tax expense (benefit) from continuing operations	8,036	(12,991)	(j)	(4,955)
Net income (loss) from continuing operations	$12,296	$(21,196)		$(8,900)

Net income (loss) from continuing operations available to common stockholders:
Basic	12,296			(8,900)
Diluted	12,296			(8,900)

Weighted average shares outstanding:
Basic	47,209,780			47,209,780
Diluted	48,050,039		(l)	47,209,780

Net income from continuing operations available to common stockholders per common share:
Basic	$0.26		(l)	$(0.19)
Diluted	$0.26		(l)	$(0.19)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Higher One Holdings, Inc.

Pro Forma Condensed Consolidated Statements of Continuing Operations – unaudited

(In thousands of dollars, except shares and per share amounts)

	Year Ended December 31, 2013
	Historical Higher One	Disposition of Disbursements		Pro Forma

Revenue	$199,966	$(140,893)	(h)	$59,073
Cost of revenue	87,014	(57,410)	(h)	29,604
Gross margin	112,952	(83,483)		29,469
Operating expenses	76,631	(28,704)	(h)	47,927
Litigation settlement	16,320	(16,320)	(h)	-
Merger and acquisition related, net	502	-		502
Income from continuing operations	19,499	(38,459)		(18,960)
Interest income	88	482	(k)	570
Interest expense	(2,392)	-		(2,392)
Other income	622	-		622
Net income (loss) before income taxes from continuing operations	17,817	(37,977)		(20,160)
Income tax expense (benefit) from continuing operations	7,225	(14,431)	(j)	(7,206)
Net income (loss) from continuing operations	$10,592	$(23,546)		$(12,954)

Net income (loss) from continuing operations available to common stockholders:
Basic	10,592			(12,954)
Diluted	10,592			(12,954)

Weighted average shares outstanding:
Basic	46,717,359			46,717,359
Diluted	48,368,365		(l)	46,717,359

Net income (loss) from continuing operations available to common stockholders per common share:
Basic	$0.23		(l)	$(0.28)
Diluted	$0.22		(l)	$(0.28)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Higher One Holdings, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations.

(a)	The following amounts comprise the adjustment of cash:

Proceeds from sale of the disbursements business	$17,000
Estimated transaction costs	(150)
Repayment of amounts outstanding on the credit facility	(10,000)
Total adjustment of cash	$6,850

(b)	Elimination of assets and liabilities of the disbursements business

(c)	The following amounts comprise the adjustment of other non-current assets:

Total other non-current assets associated with the disbursements business	$(241)
Write-off of deferred financing costs associated with the reduction in capacity of the credit facility	(827)
Deferred proceeds from sale of the disbursements business (payments of $10,000 to be received on each of the first two anniversary dates of the closing of the asset sale, which have been discounted at 2.5%)	19,274
Total adjustment of non-current assets	$18,206

(d)	The following amounts comprise the adjustment of accrued expenses:

Total accrued expenses associated with the disbursements business	$(6,814)
Taxes on gain of the disbursements business at the combined federal and state statutory rate of 38% (refer to (g))	4,046
Tax effect of acceleration of stock-based compensation expense at the combined federal and state statutory rate of 38% (refer to (f) below)	(905)
Total adjustment of accrued expenses	$(3,673)

(e)	Repayment of $10,000 on the credit facility

(f)

Reflects the stock-based compensation expense related to acceleration of unvested options to purchase shares of common stock of the Company and unvested restricted stock unit awards as a result of the termination of various employees of Higher One that supported the disbursements business

(g)	Gain on sale of the disbursements business, net of tax, adjusted for the impact of the acceleration of the stock-based compensation expense (refer to (d) above)

Purchase price	$37,000
Less discount associated with deferred payment of $10,000 per year, at 2.5%	(726)
Less estimated transaction related expenses	(150)

Net proceeds	36,124
Assets of the disbursements business	(35,172)
Write-off of deferred financing costs	(827)
Liabilities of the disbursements business	10,523

Pre-tax gain on sale of the disbursements business	10,648
Taxes on gain of the disbursements business at the combined federal and state statutory rate of 38%	(4,046)
After-tax gain on sale of the disbursements business	6,602
Acceleration of stock-based compensation expense	(2,382)
Tax effect of acceleration of stock-based compensation expense at the combined federal and state statutory rate of 38%	905
Net impact on retained earnings	$5,125

(h)

Reflects the elimination of revenue, cost of revenue, operating expenses and other income which was directly attributable to the disbursements business. Indirect operating expenses which had been allocated to the disbursements business have not been eliminated.

(i)

Reflects the reduction of interest expense due to the use of proceeds from the sale of the disbursements business to repay $10,000 of the credit facility at the interest rate in effect for the period presented (4.4% for the three months ended March 31, 2016 and 3.9% for the year ended December 31, 2015).

(j)	Reflects the income tax effect of the pro-forma adjustments, using the historical combined federal and state statutory rate of 38%

(k)	Interest income related to the accretion of $10,000 to be received on each of the first two anniversary dates of the sale of the disbursements business

(l)	The calculation of pro forma basic and diluted earnings per share for the respective periods presented is as follows:

	Three Months Ended March 31,	Years Ended December 31,
	2016	2015	2014	2013
Basic and diluted net earnings per share
Numerator:
Pro forma net loss from continuing operations	$(1,728)	$(11,581)	$(8,900)	$(12,954)
Denominator:
Weighted-average shares outstanding	47,906,498	47,653,763	47,209,780	46,717,359
Weighted-average shares outstanding with dilution	47,906,498	47,653,763	47,209,780	46,717,359
Pro forma basic loss from continuing operations per share	$(0.04)	$(0.24)	$(0.19)	$(0.28)
Pro forma diluted loss from continuing operations per share	$(0.04)	$(0.24)	$(0.19)	$(0.28)

Pro forma earnings per share is presented utilizing the pro forma calculated net earnings from continuing operations and computing against the originally disclosed weighted-average share calculation for both basic and diluted shares outstanding in the periods presented as such shares were calculated using the treasury method which assumed conversion of options and restricted share units.

The estimated gain on the disbursements sale has been included as an adjustment to retained earnings but has not been reflected in the pro forma statements of operations as the gain is non-recurring in nature. Furthermore, it is estimated that the disbursements sale will result in income taxes payable as described above; however such amounts are subject to further refinement and adjustment based on a more comprehensive tax analysis and review. Such income taxes payable are reflected as an adjustment in the pro forma condensed consolidated balance sheet as of March 31, 2016; however, such amount is not reflected in the pro forma statements of operations for any period presented as the charge is non-recurring.